UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2017

ORION ENERGY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	01-33887	39-1847269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2210 Woodland Drive, Manitowoc, Wisconsin

(Address of principal executive offices, including zip code)

(920) 892-9340

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 25, 2017, the Board of Directors of Orion Energy Systems, Inc. (the “Company”) elected Michael W. Altschaefl as the Company’s new Chief Executive Officer and Scott A. Green as the Company’s Chief Operating Officer in connection with a restructuring of the Company’s management team. As part of the restructuring, John H. Scribante, the Company’s former Chief Executive Officer, has left the Company.

Prior to his appointment as Chief Executive Officer, Mr. Altschaefl, age 58, has served as a director of the Company since October 2009 and has served as the non-executive chair of the Company’s Board of Directors since August 2016. Mr. Altschaefl currently serves as the president of Still Water Partners, Inc., a private investment firm. In addition, since November 2013, Mr. Altschaefl has served as the president of E-S Plastic Products LLC, a custom manufacturer of plastic injection parts. Previously, Mr. Altschaefl served as the vice president - strategy and business development of Shiloh Industries, Inc., a public company and leading independent manufacturer of advanced metal product solutions for high volume applications in the North American automotive, heavy truck, trailer and consumer markets from January 2013 until October 2013. Mr. Altschaefl was an owner and chief executive officer of Albany-Chicago Company LLC, a custom die cast and machined components company when Shiloh Industries purchased the company in December 2012. Mr. Altschaefl is a certified public accountant. Prior to acquiring Albany-Chicago Company LLC in 2008, Mr. Altschaefl worked for 27 years with two international independent registered public accounting firms, including 16 years as a partner. There are no arrangements between Mr. Altschaefl and any other person pursuant to which Mr. Altschaefl was elected to serve as our Chief Executive Officer, nor are there any material transactions in which the Company is a participant in which Mr. Altschaefl has a material interest.

Prior to his appointment as Chief Operating Officer, Mr. Green, age 59, served as the Company’s executive vice president since August 2016. Mr. Green previously served as the Company’s division president: innovation, project engineering and construction management from July 2015 to August 2016; the Company’s division president: Orion Engineered Systems from February 2014 to July 2015; and the Company’s division president: Harris Lighting from July 2013 to February 2014. Prior to joining the Company in connection with the Company’s acquisition of Harris Manufacturing, Inc. and Harris LED, LLC in July 2013, Mr. Green served as the executive vice president of Harris from January 2011 until July 2013 and as chief executive officer of Harris from June 1997 to January 2011. There are no arrangements between Mr. Green and any other person pursuant to which Mr. Green was elected to serve as our Chief Operating Officer, nor are there any material transactions in which the Company is a participant in which Mr. Green has a material interest.

A copy of the Company’s press release regarding these events is filed as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Exhibits:

99.1	Press Release of the Company dated May 26, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORION ENERGY SYSTEMS, INC.

Date: May 26, 2017	By:	/s/ William T. Hull
William T. Hull
Chief Financial Officer

4